                                                                    EXHIBIT 10.6

                           ANALYTICAL GRAPHICS, INC.
                        NON-QUALIFIED STOCK OPTION PLAN

A.   PURPOSE AND SCOPE

     The purposes of this Plan are to encourage stock ownership by key employees, consultants and advisors of Analytical Graphics, Inc. (herein called the "Company") to provide an incentive for such employees, consultants and advisors to expand and improve the profits and prosperity of the Company, and to assist the Company in attracting and retaining key employees, consultants and advisors through the grant of Options to purchase shares of the Company's common stock.

B.   STOCK TO BE OPTIONED

     Subject to the provisions of Section K of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is 100,000 shares. Such shares may be treasury, or authorized, but unissued, shares of stock of the Company.

C.   ADMINISTRATION

     The Plan shall be administered by the Stock Option Plan Committee ("Committee"). Two members of the Committee shall constitute a quorum for the transaction of business. The Committee shall be responsible to the Board of Directors ("Board") for the operation of the Plan, and shall make recommendations to the Board with respect to participation in the Plan by advisors of the Company, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith.

D.   ELIGIBILITY

     The Board, upon recommendation of the Committee, may grant Options to any employee, consultant or advisor of the Company. Options may be awarded by the Board at any time and from time to time to new participants, or to then Participants, or to a greater or lesser number of Participants, as the Board, upon recommendation by the Committee shall determine. Options granted at different times need not contain similar provisions.

E.   OPTION PRICE

     The purchase price for Stock under each Option shall be determined by the Committee at the time the option is granted.

F.   TERMS AND CONDITIONS OF OPTIONS

     Options granted pursuant to the Plan shall be authorized by the Board and shall be evidenced by agreements in such form as the Board, upon recommendation of the Committee, shall from time to time approve. Such agreements shall comply with and be subject to the following terms and conditions:

     1. SERVICE AGREEMENT. The Board may, in its discretion, include in any Option granted under the Plan a condition that the Participant shall agree to remain as an employee, consultant or advisor of, and to render services to, the Company for a period of time (specified in the agreement) following the date that the option is granted. No such agreement shall impose upon the Company, however, any obligation to retain the services of the Participant for any period of time.

     2. Time and Method of Payment. The Option Price shall be paid in full in cash at the time an Option is exercised under the Plan. Otherwise, an exercise of any Option granted under the Plan shall be invalid and of no effect. Promptly after the exercise of an Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his or her ownership of such Stock. A Participant shall have none of the rights of a shareholder until shares are issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     3. Number of Shares. Each Option Agreement shall state the total number of shares of Stock to which it pertains.

     4. Option Period and Limitations on Exercise of Options. The Board may, in its discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified in the Option Agreement. Except as provided in the Option Agreement (i.e., vesting), an Option may be exercised in whole or in part at any time during its term. The Board shall have total discretion regarding the vesting of exercise rights for Options issued pursuant to this Plan. No Option may be exercised after the expiration of ten years from the date it is granted. No Option may be exercised for a fractional share of Stock.

G.   TERMINATION OF SERVICE

     Except as provided in Section H below, if a Participant ceases to render employment, consulting or advisory services to the Company his Options which are not vested according to the terms of that Participant's Option Agreement shall terminate immediately; provided, however, that if a Participant's cessation as
                       --------  -------
advisor ("cessation") to the Company is due to his retirement with the consent of the Company, the Participant may, at any time within three months after such cessation, exercise his Options to the extent that he was entitled to exercise them on the date of cessation, but in no event shall any Option be exercisable more than ten years from the date it was granted. The Committee may cancel an Option during the three month period referred to in this paragraph, if the Participant engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company. The Committee shall determine in each case whether cessation shall be considered a retirement with the consent of the Company, and, subject to applicable law, whether a leave of absence shall constitute a cessation. Any such determination of the Committee shall be final and conclusive, unless overruled by the Board.

H.   RIGHTS IN EVENT DEATH

     If a Participant dies while serving as an employee, consultant or advisor to the Company, or within three months after having retired as an employee, consultant or advisor with the consent of the Company, and without having fully exercised his Options, the executors or administrators, or legatees or heirs, of his estate shall have the right to exercise such Options to the extent that such deceased Participant was entitled to exercise the Options on the date of his death; provided, however, that in no event shall the Options be exercisable more than
--------  -------
ten years from the date they were granted.

I.   NO OBLIGATIONS TO EXERCISE OPTION

     The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

J.   NONASSIGNABILITY

     Options shall not be transferable other than by will or by the laws of descent and distribution, and during a Participant's lifetime shall be exercisable only by such Participant. Options conferred under this Plan shall not be assigned, pledged, or encumbered except as otherwise provided in the Plan.

K.   STOCK ADJUSTMENTS

     In the event of a reorganization, recapitalization, change of shares, stock split, or spinoff, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporation structure or shares of the Company, the Board shall make such adjustment as it, in its sole discretion, deems appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by grants made under the Plan or in the purchase prices of outstanding Options, and such adjustments shall be effective and binding on the Optionee and the Company for all purposes of the Plan.

     In the event of a merger or consolidation in which the Company is not the surviving corporation or the sale of all or substantially all of the Company's assets, all outstanding Options, notwithstanding the terms of such Options, shall become fully vested and exercisable prior to consummation of such merger or sale of assets at such time(s) as the Board shall determine.

L.   AMENDMENT AND TERMINATION

     The Board, by resolution, may terminate, amend, or revise the Plan with respect to any shares as to which Options have not been granted. Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect for a period of ten years from the date of the Plan's adoption by the Board. Termination of the Plan shall not affect any Option previously granted.

M.   REPURCHASE OF SHARES ISSUED PURSUANT TO PLAN

     Each Option Agreement executed pursuant to the Plan and all Shares issued upon the exercise of an Option shall contain a provision that, if the employment of the Optionee with the Company, or such Optionee's consulting or advisory services shall be terminated for any reason whatsoever, involuntarily or voluntarily, except for retirement, disability, or death, then the Company, at its sole election, shall have the right to purchase any shares of Common Stock which the Optionee acquired by exercising the Option prior to the date of such termination at a price to be agreed upon jointly by the Company and the Optionee. In the event that the Company and the Optionee cannot agree on a price, the price shall be equal to the result obtained by dividing the book value of the Company by the number of Shares outstanding immediately prior to the date of such termination. The term "book value of the Company" shall mean that amount determined from the most recent regular financial statement of the Company by subtracting the total amount of its liabilities from the total net book value of its assets. The most recent regularly prepared financial statement of the Company prior to the date of termination shall be used for the purposes of such calculation but appropriate adjustments shall be made, however, for dividends and other distributions to shareholders generally which occur after the date of such financial statement. Such provisions shall apply to and be binding upon all transfers or assignees of such shares.

     The repurchase rights granted to the Company pursuant to this paragraph M shall terminate when the Company has made a public offering of its common stock pursuant to the Securities Act of 1933, as amended.

N.   RESERVATION OF SHARES OF STOCK

     The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the

Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

N.   EFFECTIVE DATE OF PLAN

     The Plan shall be effective from the date that the Plan is approved and adopted by the Board, that date being October 1, 1994.